  EXHIBIT 99.1

Recruiter.com Announces $400,000 Registered Direct Offering

NEW YORK, NY / ACCESSWIRE / June 3, 2024 / Recruiter.com Group, Inc. (NASDAQ:RCRT) (NASDAQ:RCRTW) (the “Company”) today announced the pricing of a registered direct offering for the sale and issuance of up to 400,000 shares of the Company’s common stock to a small group of accredited investors at a price per share of $1.00.

The transactions are expected to close on or about June 5, 2024, subject to the satisfaction of customary closing conditions.

The shares of common stock in the registered direct offering (but excluding the securities issued in the planned private placement) were offered pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267470) initially filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2022, and declared effective by the SEC on September 30, 2022. The offering of the common stock in the registered direct offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting the Company at 123 Farmington Avenue, Suite 252, Bristol, CT 06010, or by telephone at (855) 931-1500.

The Company has also reached agreement in principle with the holders of substantially all the remaining debt of the Company (excluding the debt which will be transferred upon the formal completion of the planned spinout of certain assets and liabilities to the Company’s Atlantic Energy Solutions, Inc. subsidiary, which is being renamed CognoGroup, Inc.) to exchange such debt and waive all claims related thereto in consideration for shares of a to-be created Series G Preferred Stock of the Company, each share of which would be convertible into ten (10) shares of Company common stock and would vote with common on as-converted basis. The conversion price of the preferred stock would be at a discount to the then market price of the Company’s common stock, which discount could be material (as adjusted given that each such share of preferred converts into ten shares of common stock). The Company is engaged in ongoing negotiations with such debt holders, but no material agreements, binding or otherwise, have been executed to date. The Company anticipates that documentation and closing of such offering will be completed before June 30, 2024.

Granger Whitelaw, CEO of the Company, notes, “This planned strategic reorganization of the Company, and the exchange of debt to streamline the Company’s balance sheet and increase shareholders’ equity, has been carefully planned to maintain business continuity, increase revenues and bolster shareholder value. The relatively small S-3 bringdown will provide some short-term working capital.”

Whitelaw adds, “We continue to evaluate other revenue generating operating assets or companies for acquisition that are synergistic with the Company’s strategic reorganization plan.  We’re grateful to our stakeholders for their ongoing support. The aim of this planned reorganization is to build long-term shareholder value and strategically position the Company for lasting success in the marketplace.”

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This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Recruiter.com Group, Inc.

Recruiter.com is an on-demand recruiting platform providing flexible talent acquisition solutions that scale from startups to the Fortune 100. With an on-tap network of thousands of recruiting professionals and recruitment marketing automation, Recruiter.com helps businesses solve today’s complex hiring challenges.

For investor information, visit https://investors.recruiter.com.

Please follow social media channels for additional updates:

LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

LinkedIn Company Page: https://www.linkedin.com/company/1240434

Twitter Company Page: https://twitter.com/recruiterdotcom

Facebook Company Page: https://www.facebook.com/RecruiterDotCom

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on Recruiter.com’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond Recruiter.com’s control. These statements include, among others, statements regarding the completion of the offering, the anticipated proceeds from the offering and the use of such proceeds. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. Recruiter.com encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

Company Contact:

Corporate Communications

investors@recruiter.com

SOURCE: Recruiter.com Group, Inc.

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